FORM 8 - K

CURRENT REPORT

FISCAL YEAR ENDING December 31, 2001

ADATOM.COM, INC.
(Exact name of Registrant as specified in its charter)



       Delaware			  000-22967					43-17719999
(State of Incorporation)  (Commission File Number) (U.S. Employer ID Number)


	             The IMR, 400 South Beverly Drive, #214, Beverly Hills, Ca., 90212
      		      (Mailing Address)				               (Zip Code)

	       Registrants Telephone Number, including Area Code:    (310) 770-6689


ITEM 1:	Changes in Control of Registrant:

The IMR acquired an additional 30,000,000 common shares of the Registrant in exchangefor 100% of the shares of AQ Corporation.


ITEM 2:	Acquisition or Disposition of Assets:

The Company spun-off 100% of the shares of its wholly owned subsidiaries, AQ Corporation (an Oregon corporation) and IBA, Ltd. (a Belize IBC), to the shareholdersof the Company on the basis of 1000 shares of AQ Corporation and one hundredeth of one share of IBA, Ltd., for every 1 share held by the shareholders of the Registrant.

The record date for the spin-off of shares of AQ Corporation and IBA, Ltd., is April 9, 2002.

The Registrant will apply for CUSIP numbers to be assigned to AQ Corporation and IBA, Ltd.

The Company has set as an ex-dividend date, May 1, 2002.

AQ Corporation acquired 100% of the assets and liabilities of the Registrant, leaving the Registrant as a publicly owned shell without assets or liabilities.

No assurances can be made that the spun-off corporations will emerge as successfulcompanies.

At the record date of spin-off, AQ corporation had approximatley 83,000,000,000 common shares issued and outstanding and IBA, Ltd., 830,000 shares.

At this time, AQ corporation has approximatley $222,500 in assets and $1,000,000 in liabilities and IBA, Ltd., has zero assets and zero liabilities and both will continue in this status until they acquire other assets.
No assurances can be made that the spun-off corporations will make any aquisitions or emerge as successful companies.


ITEM 3:	Legal Proceedings  Bankruptcy or Receivership:

All of the Registrant's assets and liabilities including any legal procedings were assumed by and transferred to AQ Corporation.


	ITEM 4:	Changes in Registrant's Certifying Accountant:

		None

ITEM 5:	Other Events:

At the time of the filing of the Registrant's previous 8k, it was erroneously stated that Kevin Quinn was the Registrant's new legal counsel, however, Mr. Quinn declined to serve as corporation counsel.

At the time of the filing of the Registrant's previous 8k, it was erroneously stated that First Global Transfer Agency was the Registrant's new transfer agent, however, American Stock Transfer continues to serve as the Registrant's transfer agent, with the exception that the Registrant has issued shares outside of the knowledge of the transfer agent due to the fact that the transfer agent is owed approximatley $10,000.


ITEM 6:	Registrant's Directors and Officers:

The Company's current officers and directors are:

Elvira Gamboa, Director
Darrell Crudup, President/Secretary

ITEM 7:	Market for the Registrants Common Equity and Related Shareholder
Matters:

		Shares of the Registrant trade on the OTC "Pink Sheets" under the symbol ADTM.
Note:

		The Company has not declared any cash dividends on its common stock.



				SIGNATURES:

	Pursuant to the requirements of Section 13 or 15(d), the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



	ADATOM.COM, INC.




	_____________________________________L/S
      	Darrell Crudup, Corporate Secretary
      	Dated:  April 9, 2002